UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 _______________________________

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

SAN JOAQUIN BANCORP (Exact name of registrant as specified in charter)

California	000-52165	20-5002515
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

____1000 Truxtun Avenue, Bakersfield, California 93301 ____
(Address of Principal Executive Offices) (Zip Code)

661-281-0360 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 21, 2006, the Registrant's subsidiary, San Joaquin Bank (the "Bank"), entered into agreement to purchase real property from The David R. Wilson Revocable Trust Dated January 26,1994. The Land is located at the northeast corner of Panama Lane and Stine Road, in the City of Bakersfield, County of Kern, State of California, and is approximately 57,000 square feet in size. The actual size of the Land shall be determined prior to the Close of Escrow by a survey (the “Survey”) prepared by a licensed engineer retained by Seller at its own expense. The purchase price of the Property is Thirty Dollars ($30.00) per square foot of the Land, as determined by the Survey [an estimated One Million Seven Hundred Ten Thousand Dollars ($1,710,000).

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are included with this Report:

Exhibit 10.1 Purchase Agreement dated December 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOAQUIN BANCORP

By: /s/ Stephen M. Annis ______________________________ Executive Vice President and Chief Financial Officer Date: March 9, 2007